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                                                                     EXHIBIT 4.2




[FRONT OF SHARE CERTIFICATE]

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
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         COMMON SHARES                                                                                      COMMON SHARES

-----------------------------------                                                              -----------------------------------

     M                                                      [ PICTURE ]

-----------------------------------                                                              -----------------------------------

ORGANIZED UNDER THE LAWS OF THE                                                                  SEE REVERSE FOR CERTAIN DEFINITIONS
KINGDOM OF THE NETHERLANDS WITH ITS
REGISTERED OFFICES AT AMSTELVEEN                                                                 CUSIP  N62648  10  5
                                                                                                        N20935  10  7
                                                          NEW HOLLAND N.V.


     -----------------------------------------------------------------------------------------------------------------
          THIS IS TO CERTIFY THAT




          IS THE OWNER OF
     -----------------------------------------------------------------------------------------------------------------

               FULLY PAID AND NON-ASSESSABLE COMMON SHARES, WITH A NOMINAL VALUE OF NLG 1.00 PER SHARE, OF


          ------------------------------------------------------------------------------------------------------
     ----------------------------------------------- NEW HOLLAND N.V. ------------------------------------------------
          ------------------------------------------------------------------------------------------------------

          The shares represented by this Certificate are transferable upon the execution of an instrument of transfer, the acknowledgment of such transfer by the Company or its Authorized Representative and the surrender of this Certificate to the
     Company or its Authorized Representative. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

          In Witness Whereof, the Company has caused the facsimile signature of a Member of the Board of Directors to be affixed hereunder.

     Dated

          NAME CHANGED TO CNH GLOBAL N.V.

                NEW HOLLAND N.V.                                                COUNTERSIGNED AND REGISTERED:
                                                                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                                                                                    TRANSFER AGENT AND REGISTRAR

                                                                                BY

                /s/ [SIGNATURE]

                    DIRECTOR                                                                             AUTHORIZED OFFICER


                                                         [NEW HOLLAND LOGO]

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
[BACK OF SHARE CERTIFICATE]


                                NEW HOLLAND N.V.

     The Company will furnish without charge to each shareholder who so requests information about the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company, and about the qualifications, limitations, or restrictions of such preferences and/or rights. Such request may be made to the Company at its head office Amstelveen, The Netherlands, or to the Transfer Agent.
     Keep this Certificate in a safe place. If it is lost, stolen or destroyed the Company may require presentation of satisfactory evidence as to title to the Common Shares represented by this Certificate, a bond of indemnity, or both as a condition to the issuance of a replacement certificate.
     The Common Share(s) represented by this Certificate have been issued by NEW HOLLAND N.V., a company organized and existing under the laws of The Netherlands (the "Company"). The Company has authorized the Transfer Agent to acknowledge the transfer of the Common Share(s) on its behalf, which acknowledgement is required by Netherlands law.
     The following statement is a summary of Article 11 of the Articles of Association of the Company. Such summary does not purport to be a complete statement of such provision and is qualified in its entirety by reference to the Articles of Association. Such summary is exclusive of the effect of the laws of The Netherlands.
     Article 11 provides that the transfer of Common Shares shall require an instrument of transfer and the written acknowledgement by the Company of the transfer. Service of the instrument of transfer on the Company shall be considered to have the same effect as an acknowledgement. The transfer of a Common Share for which a share certificate has been issued shall additionally require the surrender to the Company of the share certificate. Article 11 further provides that the Company may acknowledge the transfer of such a Common Share by making an annotation on the share certificate as proof of the acknowledgement or by replacing the surrendered certificate by a new certificate registered in the name of the transferee.

                ------------------------------------------------

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
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
          TEN COM- as tenants in common               UNIF TRANS MIN ACT-                 Custodian
                                                                         ----------------           -------------------
          TEN ENT- as tenants by the entireties                                  (Cust)                (Minor)
           JT TEN- as joint tenants with right                          under Uniform Transfers to Minors
                   of survivorship and not as                           Act
                                                                            -------------------------------------------
                   tenants in common                                                     (State)

                                                       UNIF TRF MIN ACT-                  Custodian (until age         )
                                                                         ----------------                     ---------
                                                                                 (Cust)
                                                                                                 under Uniform Transfers
                                                                         -----------------------
                                                                                   (Minor)
                                                                         to Minors
                                                                         Act
                                                                             ------------------------------------------
                                                                                           (State)

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    Additional abbreviations may also be used though not in the above list.

   For Value received, _______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

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            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESSES OF ASSIGNEE

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who accepts title to __________________________________________  Common Shares
represented by the within Certificate. The parties waive their right to invoke a rescission of this agreement on any ground whatsoever. This agreement is governed by the laws of The Netherlands. Seller hereby irrevocably constitutes and appoints_____________________________________________________
___________________________________________________  Attorney to transfer the said Common Shares on the books of the within-named Company with full power of substitution in the premises.

Dated,                           X
      --------------------------   ---------------------------------------------
                                 X
                                   ---------------------------------------------
                                 NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                 MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                 UPON THE FACE OF THE CERTIFICATE, IN EVERY
                                 PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT,
                                 OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED:
                        --------------------------------------------------
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
                        SAVINGS, AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE
                        17Ad-15.